As filed with the Securities and Exchange Commission on July 10, 2014

Registration No. 333-194933

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2
To
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	451220 (Primary Standard Industrial Classification Code Number)	14-1541629 (I.R.S. Employer Identification Number)

38 Corporate Circle
Albany, New York 12203
(518) 452-1242
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John Anderson
Trans World Entertainment Corporation
38 Corporate Circle
Albany, New York 12203
(518) 452-1242
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

William M. Hartnett
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)

Common Stock, 0.01 par value per share	83,389 shares	$5.26	$438,626.14	$56.50

(1)	Highest price paid per share in connection with the original sale of the securities subject to the rescission offer covered by this registration statement.

(2)	Represents the product of the amount to be registered and the proposed maximum offering price per share.

(3)	Calculated pursuant to Rule 457(j) on the basis of the proposed maximum offering price described in Note 2.

(4)	Previously paid.

EXPLANATORY NOTE

This amendment is being filed by Trans World Entertainment Corporation solely to file certain exhibits. No changes have been made to Part I of the Registration Statement or other sections of Part II. Accordingly, they have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

(1)	Exhibits. The following exhibits are filed as part of this Registration Statement.

See the attached exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Albany, State of New York, on the 10th day of July, 2014.

TRANS WORLD ENTERTAINMENT CORPORATION

By:	/s/ JOHN ANDERSON (Chief Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* (Robert J. Higgins)	Chairman and Chief Executive Officer (Principal Executive Officer)	July 10, 2014
/S/ JOHN ANDERSON (John Anderson)	Chief Financial Officer (Principal Financial and Chief Accounting Officer)	July 10, 2014
* (Martin Hanaka)	Director	July 10, 2014
* (Robert Marks)	Director	July 10, 2014
* (Dr. Joseph G. Morone)	Director	July 10, 2014
* (Michael Nahl)	Director	July 10, 2014
* (Michael B. Solow)	Director	July 10, 2014

*	/s/ JOHN ANDERSON John Anderson Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Restated Certificate of Incorporation—incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended January 29, 1994. Commission File No. 0-14818.
3.2

Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 1994. Commission File No. 0-14818.

3.3

Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended January 31, 1998. Commission File No. 0-14818.

3.4	Amended By-Laws—incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended January 29, 2000. Commission File No. 0-14818.
3.5	Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4, No. 333-75231.
3.6	Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4, No. 333-75231.
3.7

Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed August 15, 2000. Commission File No. 0-14818.

3.8

Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 2 to the Company’s Current Report on Form 8-A filed August 15, 2000. Commission File No. 0-14818.

4.1

Credit Agreement dated January 5, 2006, between Trans World Entertainment Corporation and Bank of America N.A.—incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed January 10, 2006. Commission File No. 0-14818.

4.2

First Amendment to Credit Agreement between Trans World Entertainment Corporation and Bank of America N.A.—incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 29, 2006. Commission File No. 0- 14818.

4.3

Second Amendment to Credit Agreement between Trans World Entertainment Corporation and Bank of America N.A.—incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 23, 2006. Commission File No. 0-14818.

4.4

Amended and Restated Credit Agreement between Trans World Entertainment Corporation and Bank of America N.A.—incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 15, 2010. Commission File No. 0- 14818.

4.5

First Amendment to Credit Agreement between Trans World Entertainment Corporation and Wells Fargo, National Association dated May 4, 2012—incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 7, 2012. Commission File No. 0-14818.

4.6

Consent dated November 27, 2012, pursuant to Amended and Restated Credit Agreement, dated as of April 15, 2010 by and between Trans World Entertainment Corporation and Wells Fargo Bank, National Association—incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 27, 2012. Commission File No. 0-14818.

*5.1	Opinion of Cahill Gordon & Reindel LLP regarding legality of common stock being registered.
10.1

Lease, dated April 1, 1985, between Robert J. Higgins, as Landlord, and Record Town, Inc. and Trans World Music Corporation, as Tenant and Amendment thereto dated April 28, 1986—incorporated herein by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, No. 33-6449.

Exhibit Number	Description of Exhibit
10.2

Second Addendum, dated as of November 30, 1989, to Lease, dated April 1, 1985, among Robert J. Higgins, and Trans World Music Corporation, and Record Town, Inc., exercising five year renewal option—incorporated herein by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended February 3, 1990. Commission File No. 0-14818.

10.3

Lease, dated November 1, 1989, between Robert J. Higgins, as Landlord, and Record Town, Inc. and Trans World Music Corporation, as Tenant—incorporated herein by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended February 2, 1991. Commission File No. 0-14818.

10.5

Lease dated September 1, 1998, between Robert J. Higgins, as Landlord, and Record Town, Inc. and Trans World Music Corporation, as Tenant, for additional office space at 38 Corporate Circle—incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1998. Commission File No. 0-14818.

10.6

Trans World Music Corporation 1990 Stock Option Plan for Non-Employee Directors, as amended and restated—incorporated herein by reference to Annex A to Trans World’s Definitive Proxy Statement on Form 14A filed as of May 19, 2000. Commission File No. 0-14818.

10.7

Trans World Entertainment Corporation 1994 Stock Option Plan—incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 1994. Commission File No. 0-14818.

10.8

Trans World Entertainment Corporation 1998 Stock Option Plan—incorporated herein by reference to Annex B to Trans World’s Definitive Proxy Statement on Form 14A filed as of May 7, 1998. Commission File No. 0-14818.

10.9

Trans World Entertainment Corporation 1999 Stock Option Plan—incorporated herein by reference to Annex A to Trans World’s Definitive Proxy Statement on Form 14A filed as of May 7, 1998. Commission File No. 0-14818.

10.10

Form of Indemnification Agreement dated May 1, 1995 between the Company and its officers and directors incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 1995. Commission File No. 0-14818.

10.11

Trans World Entertainment Corporation 2002 Stock Option Plan—incorporated herein by reference to Annex A to Trans World’s Definitive Proxy Statement on Form 14A filed as of May 23, 2002. Commission File No. 0-14818.

10.12

Trans World Entertainment Corporation Supplemental Executive Retirement Plan, as amended—incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on July 16, 2012. Commission File No. 0-14818.

10.13

Employment Agreement, dated as of December 26, 2008, between the Company and Robert J. Higgins. Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 29, 2008. Commission File No. 0-14818.

10.14

Trans World Entertainment Corporation 2005 Long Term Incentive and Share Award Plan incorporated herein by reference to Appendix A to Trans World Entertainment Corporation’s Definitive Proxy Statement on Form 14A filed as of May 11, 2005. Commission File No. 0-14818.

10.15

Trans World Entertainment Corporation Executive Officers Bonus Plan—incorporated herein by reference to Appendix A to Trans World Entertainment Corporation’s Definitive Proxy Statement on Form 14A filed as of May 20, 2009. Commission File No. 0-14818.

*21	Significant Subsidiaries of the Registrant.
**23.1	Consent of KPMG LLP.
**99.1	Form of cover letter to Rescission Offer recipients.
**99.2	Form of Rescission Offer Acceptance Form.

*	Filed herewith.

**	Previously filed.